UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MANCHESTER UNITED PLC

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1063519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Old Trafford Manchester M16 0RA United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.0005	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-182535

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Manchester United plc (the “Registrant”) is filing this Amendment No.1 on Form 8-A/A (the “Amendment”) to amend its previously filed Form 8-A (File No. 001-35627) filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2012 (the “Original 8-A”). This Amendment amends the Original 8-A to reflect the change of the Registrant’s legal name from Manchester United Ltd. to Manchester United plc as a result of the adoption by the Registrant of its Amended and Restated Memorandum & Articles of Association.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A ordinary shares, par value $0.0005 per share, of Manchester United plc (the “Registrant”).  The information required by this Item 1 is set forth under the heading “Description of Share Capital” contained in the prospectus forming a part of the registration statement on Form F-1 (File No. 333-182535) under the Securities Act of 1933, as amended, originally filed with the Securities and Exchange Commission on July 3, 2012, including exhibits, and as amended from time to time (the “Registration Statement”), and is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.                                 Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 8, 2012

MANCHESTER UNITED LTD.

By:	/s/ Joel Glazer
Name:	Joel Glazer
Title:	Executive Co-Chairman